Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Completes Acquisition of the World-Class
Development-Stage Roughrider Uranium Project From Rio Tinto

Corpus Christi, Texas, October 17, 2022 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that it has completed its previously announced acquisition of the Roughrider uranium development project (“Roughrider” or the “Project”) located in the Athabasca Basin in Saskatchewan, Canada (the “Transaction”) from a subsidiary of Rio Tinto plc (“Rio Tinto”).

Under the terms of the Transaction, Rio Tinto has now received $80 million in cash and 17,805,815 UEC common shares, valued at $70 million based on the 5-day VWAP of $3.93 per UEC share as of October 7, 2022. The cash component of the Transaction was funded using UEC’s existing balance sheet, and post-closing UEC has no debt and $93 million of cash and liquid assets.

Amir Adnani, President and CEO of UEC, stated: “We are pleased to welcome Rio Tinto as a new shareholder and value their vote of confidence in choosing to complete this transaction with UEC. With the acquisitions of Uranium One Americas, UEX and now Rio Tinto’s Roughrider project, we have created an unrivalled, pure play uranium company. Our two-pronged approach combines best in-class 1) U.S. ISR production, and 2) Canadian high-grade conventional pipeline. We see unprecedented growth taking place in nuclear energy and growing demand for uranium, driven by net-zero goals and global decarbonization initiatives. With this backdrop, UEC offers un-encumbered and un-hedged exposure for investors and is positioned as a reliable supplier of uranium to western utilities with the largest diversified North American focused projects and resources.”

Mr. Adnani continued: “By acquiring Roughrider, UEC has achieved critical mass in Eastern Athabasca basin to pursue stand-alone production plans. The 100% owned Roughrider project will anchor our Canadian high-grade conventional business and allow us to unlock value from the portfolio recently acquired from UEX. Leveraging the first-tier ESG, geotechnical and permitting work completed by Rio Tinto since 2012, we now look forward to continuing to advance Roughrider along its development path. This includes completion of a S-K 1300 technical report, review and progress on permitting requirements, and the commencement of a study on production plans.”

Roughrider Acquisition Rationale and Highlights:

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World-class Project in a Premier Uranium Mining Jurisdiction: Development-stage Roughrider Project has a non-current, historic resource of 58 million lbs at an average grade of 4.73% U3O8 situated in the eastern Athabasca Basin of Canada, where 10% of global uranium production was sourced in 2021.(1)(2)

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Unlocking Value and Immediate Synergies with Recent UEX Acquisition: Roughrider will be a 100% owned cornerstone asset, that when combined with recently acquired UEX Corporation ("UEX") projects in the eastern Athabasca, positions UEC with a critical mass of resources to enhance future production plans. Recently acquired and nearby UEC projects to Roughrider include Raven-Horseshoe, Hidden Bay and Christie Lake.

●	Scaling up in Canada's High-Grade Athabasca Basin: After Cameco and Orano, UEC now controls the largest diversified resource base, hosted in multiple assets, in Canada's Athabasca Basin.

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Infrastructure, Nearby Operations and Long-Standing Uranium History: There are over 20 uranium deposits, five current and historically producing mines, and two uranium mills within a 100 km distance from Roughrider, providing excellent infrastructure for future development, including all-weather roads, an all-weather airstrip within seven km and robust electrical grid access, primarily generated from renewable hydroelectric power sources.(3)

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Leveraging a Decade of Development Work on a Path to Production: Since acquiring Roughrider in 2012, Rio Tinto, one of the world's largest and most experienced mine builders, advanced substantial pre-production and environmental baseline work. The work includes completion of dedicated geotechnical drilling, shaft vs. decline modelling, establishment of hydrogeological monitor wells, terrestrial and aquatic environmental assessments, heritage assessments, species at risk, and conceptual reclamation plan. This provides a strong foundation and substantial value for completion of upcoming technical reports, efficiently moving the Project forward to a production decision.(4)

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Strong ESG Foundation: Starting from the environmental baseline work and ESG initiatives established by Rio Tinto, UEC intends to continue to develop and apply high industry standards in stakeholder engagement, safety, and environmental stewardship. UEC looks forward to engaging with local communities and other stakeholders in the Athabasca Basin in developing this Project for the benefit of future generations.

Notes:

1.	Subject to the completion of S-K 1300 technical report summary by UEC after closing.
2.	World Nuclear Association – World Uranium Mining Production and Largest Producing Uranium Mines in 2021.
3.	Cameco Corporation 2021 ESG Report, SaskPower System Map accessible at https://www.saskpower.com
4.	Saskatchewan Environment Publication 2013-014, “Rio Tinto – Roughrider Advanced Exploration Program”, accessible at http://www.environment.gov.sk.ca/2013-014EISMainDoc

The technical information in this news release has been reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, being a Qualified Person under Item 1302 of Regulation S-K.

Advisors and Counsel

Rothschild & Co and BMO Capital Markets acted as financial advisor to UEC in connection with the Transaction. McMillan LLP acted as legal advisor to UEC.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational central processing plants. UEC also has seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development, and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail:

info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Notice to U.S. Investors

UEC is now subject to the requirements of Regulation S-K (subpart) 1300 – Disclosure by Registrants Engaged in Mining Operations with respect to disclosure of mining operations that are material to it. UEC can only rely on technical information contained in a technical report summary prepared in accordance with Regulation S-K (subpart) 1300.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.